UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California (Address of principal executive offices)		92009 (Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 3, 2005, the Chairman of our Compensation Committee approved the 2005 Executive Compensation Plans, or the Compensation Plans, for our Chief Executive Officer, James Lambert, our President, Dana Kammersgard, and our Chief Financial Officer, Preston Romm.  Under the Compensation Plans, our Chief Executive Officer, President and Chief Financial Officer are eligible to receive bonuses in an amount to be calculated in accordance with the terms of their respective Compensation Plans and dependent on the satisfaction of certain conditions relating to our revenues.  In the case of the Chief Executive Officer, the target bonus is 80% of the Chief Executive Officer’s base salary.  In the case of the President, the target bonus is 70% of the President’s base salary.  In the case of the Chief Financial Officer, the target bonus is 50% of the Chief Financial Officer’s base salary.  In addition, the Compensation Plans also include base annual salary increases for our Chief Executive Officer, James Lambert, from a base annual salary of $385,000 to $400,000, and for our Chief Financial Officer, Preston Romm, from a base annual salary of $225,000 to $247,000.  The Compensation Plans are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated in this Item 1.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1         2005 Executive Compensation Plan for James Lambert, effective January 1, 2005.

10.2         2005 Executive Compensation Plan for Dana Kammersgard, effective January 1, 2005.

10.3         2005 Executive Compensation Plan for Preston Romm, effective January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Preston Romm
Preston Romm Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Date: February 9, 2005

INDEX TO EXHIBITS

10.1         2005 Executive Compensation Plan for James Lambert, effective January 1, 2005.

10.2         2005 Executive Compensation Plan for Dana Kammersgard, effective January 1, 2005.

10.3         2005 Executive Compensation Plan for Preston Romm, effective January 1, 2005.